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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-2004779 (I.R.S. Employer Identification No.)

6195 Shiloh Road
Alpharetta, Georgia 30005
(Address of Principal Executive Offices) (Zip Code)

First Horizon Pharmaceutical Corporation
2005 Employee Stock Ownership Plan
(Full Title of the Plan)

Patrick P. Fourteau
Chief Executive Officer
First Horizon Pharmaceutical Corporation
6195 Shiloh Road
Alpharetta, Georgia 30005
(Name and Address of Agent for Service)

(770) 442-9707
(Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Leslie Zacks, Esq. General Counsel First Horizon Pharmaceutical Corporation 6195 Shiloh Road Alpharetta, Georgia 30005 (770) 442-9707	W. Tinley Anderson, III, Esq. Paul, Hastings, Janofsky & Walker, LLP 600 Peachtree St., Suite 2400 Atlanta, GA 30308 (404) 815-2400

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee

Common Stock, par value $.001 per share ("Common Stock"), including rights ("Rights") to purchase the registrant's Participating Preferred Stock, par value $.001 per share(3)	1,000,000	$15.99	$15,990,000	$1,882.02

(1)
Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2005 Employee Stock Ownership Plan (the "Plan").

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plan is calculated to be $15.99, which is the average of the highest and lowest price per share of Common Stock on the Nasdaq National Market on November 10, 2005.

(3)
The Rights are evidenced by the certificates for shares of Common Stock and automatically trade with the Common Stock. The Rights are currently attached to and transferable only with shares of Common Stock registered hereby. The value attributed to the Rights, if any, is reflected in the market price of the Common Stock.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (1)   First Horizon Pharmaceutical Corporation's Annual Report on Form 10-K for the year ended December 31, 2004;

        (2)   First Horizon Pharmaceutical Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

        (3)   First Horizon Pharmaceutical Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

        (4)   First Horizon Pharmaceutical Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

        (5)   First Horizon Pharmaceutical Corporation's Current Reports on Form 8-K and Form 8-K/A filed with the Commission on January 13, 2005, February 3, 2005, March 4, 2005, March 28, 2005, April 1, 2005, April 6, 2005, April 29, 2005, May 12, 2005, July 28, 2005, July 28, 2005, November 4, 2005 and November 7, 2005; provided, however, First Horizon Pharmaceutical Corporation does not incorporate by reference any information furnished under Item 2.02 (Results of Operations and Financial Condition) or Item 7.01 (Regulation FD Disclosure) or any exhibits submitted in connection therewith and included in any of these Current Reports on Form 8-K; and

        (6)   The description of First Horizon Pharmaceutical Corporation's Common Stock, contained in the Registration Statement on Form S-3 of the registrant (Registration No. 333-114054), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by First Horizon Pharmaceutical Corporation or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents, but this shall not include any document that is merely furnished to the Commission.

        The consolidated financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Our restated certificate of incorporation provides generally for indemnification of our officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware ("DGCL"). Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, the corporation has the power to purchase and maintain insurance for such person. The statute also expressly provides that the power to indemnify that it authorizes is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        As permitted by Section 102 of the DGCL, our stockholders have approved and incorporated provisions into our restated certificate of incorporation eliminating a director's personal liability for monetary damages to us and our stockholders arising from a breach of a director's fiduciary duty, except for Section 174 of the DGCL or liability for any breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of First Horizon Pharmaceutical Corporation pursuant to the foregoing provisions, or otherwise, First Horizon Pharmaceutical Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by First Horizon Pharmaceutical Corporation of expenses incurred or paid by a director, officer or controlling person of First Horizon Pharmaceutical Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, First Horizon Pharmaceutical Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

        Not Applicable

Item 8. Exhibits.

        The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of First Horizon Pharmaceutical Corporation, as amended, which was filed as Exhibit 3.1(1) to the registrant's Annual Report on form 10-K for the year ended December 31, 2003, is incorporated herein by this reference.
4.2
Amended and Restated Bylaws of First Horizon Pharmaceutical Corporation, as amended, which were filed as Exhibit 3.2(2) to the registrant's Annual Report on form 10-K for the year ended December 31, 2003, is incorporated herein by this reference.
4.3
Amendment to the Amended and Restated Bylaws of First Horizon Pharmaceutical Corporation, which was filed as Exhibit 3.3 to the registrant's Annual Report on form 10-K for the year ended December 31, 2003, is incorporated herein by this reference.
4.4
Registration Rights Agreement, dated as of March 8, 2004, by and among First Horizon Pharmaceutical Corporation, Deutsche Bank Securities Inc. and UBS Securities LLC which was filed as Exhibit 4.2 to registrant's Form 8-K filed on March 9, 2004, is incorporated herein by this reference.
4.5
Shareholder Protection Rights Agreement, dated as of July 12, 2002, between First Horizon Pharmaceutical Corporation and LaSalle Bank National Association, as Rights Agent, which was filed as Exhibit 4 to registrant's Form 8-K filed on July 16, 2002, is incorporated herein by this reference.
4.6	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A of First Horizon Pharmaceutical Corporation—File No. 000-30764)
4.7*	First Horizon Pharmaceutical Corporation Employee Stock Ownership Plan, as amended and restated effective April 1, 2005.
5.1*	Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered.
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on Signature Page)

*
Filed herewith

        First Horizon Pharmaceutical Corporation hereby confirms that it has submitted the Plan to the Internal Revenue Service (the "IRS"). First Horizon Pharmaceutical Corporation hereby undertakes to submit any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

        (a)   The undersigned, First Horizon Pharmaceutical Corporation, hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act.

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by First Horizon Pharmaceutical Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned First Horizon Pharmaceutical Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of First Horizon Pharmaceutical Corporation's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of First Horizon Pharmaceutical Corporation pursuant to the foregoing provisions, or otherwise, First Horizon Pharmaceutical Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by First Horizon Pharmaceutical Corporation of expenses incurred or paid by a director, officer or controlling person of First Horizon Pharmaceutical Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, First Horizon Pharmaceutical Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant:    Pursuant to the requirements of the Securities Act of 1933, First Horizon Pharmaceutical Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 10th day of November, 2005.

First Horizon Pharmaceutical Corporation (Registrant)
By:	/s/ DARRELL BORNE Darrell Borne, Chief Financial Officer, Treasurer and President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Patrick P. Fourteau and Darrell Borne, and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ PATRICK P. FOURTEAU Patrick P. Fourteau	Director, Chief Executive Officer and President (principal executive officer)	November 10, 2005
/s/ DARRELL BORNE Darrell Borne	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)	November 10, 2005
/s/ JOHN N. KAPOOR John N. Kapoor	Director	November 10, 2005
/s/ JON S. SAXE Jon S. Saxe	Director	November 10, 2005
/s/ PIERRE LAPALME Pierre Lapalme	Director	November 10, 2005
/s/ JERRY N. ELLIS Jerry N. Ellis	Director	November 10, 2005
/s/ PATRICK J. ZENNER Patrick J. Zenner	Director	November 10, 2005
/s/ WILLIAM J. ROBINSON William J. Robinson	Director	November 10, 2005

        The Plan:    Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the First Horizon Pharmaceutical Corporation 2005 Employee Stock Ownership Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alpharetta, State of Georgia, on November 14, 2005.

FIRST HORIZON PHARMACEUTICAL CORPORATION 2005 EMPLOYEE STOCK OWNERSHIP PLAN
By:	First Horizon Pharmaceutical Corporation, its Plan Administrator
By:	/s/ DARRELL BORNE Name: Darrell Borne Title: Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of First Horizon Pharmaceutical Corporation, as amended, which was filed as Exhibit 3.1(1) to the registrant's Annual Report on form 10-K for the year ended December 31, 2003, is incorporated herein by this reference.
4.2
Amended and Restated Bylaws of First Horizon Pharmaceutical Corporation, as amended, which were filed as Exhibit 3.2(2) to the registrant's Annual Report on form 10-K for the year ended December 31, 2003, is incorporated herein by this reference.
4.3
Amendment to the Amended and Restated Bylaws of First Horizon Pharmaceutical Corporation, which was filed as Exhibit 3.3 to the registrant's Annual Report on form 10-K for the year ended December 31, 2003, is incorporated herein by this reference.
4.4
Registration Rights Agreement, dated as of March 8, 2004, by and among First Horizon Pharmaceutical Corporation, Deutsche Bank Securities Inc. and UBS Securities LLC which was filed as Exhibit 4.2 to registrant's Form 8-K filed on March 9, 2004, is incorporated herein by this reference.
4.5
Shareholder Protection Rights Agreement, dated as of July 12, 2002, between First Horizon Pharmaceutical Corporation and LaSalle Bank National Association, as Rights Agent, which was filed as Exhibit 4 to registrant's Form 8-K filed on July 16, 2002, is incorporated herein by this reference.
4.6	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A of First Horizon Pharmaceutical Corporation—File No. 000-30764).
4.7*	First Horizon Pharmaceutical Corporation Employee Stock Ownership Plan as amended and restated effective April 1, 2005.
5.1*	Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered.
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on Signature Page)

*
Filed herewith

QuickLinks

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
Exhibit Index